UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2014

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 N. Crescent Drive, Suite 200 Beverly Hills, CA (Address of principal executive offices)	90210 (Zip Code)

(310) 385-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On August 8, 2014, RealD Inc. (the “Company”) held its Annual Meeting of Stockholders at the Company’s offices located at 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210 at 10:00 a.m. (PDT) (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail on the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on June 20, 2014 (the “Proxy Statement”).  The following is a brief description of each matter voted upon, and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Each of the two nominees for Class I directors was elected to serve on the Company’s Board of Directors (the “Board”) until the Annual Meeting of Stockholders in 2017 or until his or her respective successor has been duly elected or qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Laura J. Alber	33,795,739	6,064,986	4,975,784
David Habiger	31,084,015	8,776,710	4,975,784

The Company’s stockholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2015.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,637,659	174,919	23,931	—

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,017,961	153,928	1,688,836	4,975,784

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealD Inc.

Dated: August 13, 2014	By:	/s/ Vivian Yang
	Name:	Vivian Yang
	Title:	Executive Vice President, General Counsel and Secretary